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As filed with the Securities and Exchange Commission on March 11, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
A.B.N. 11 005 357 522
(Exact Name of Registrant as Specified in Its Charter)

Victoria, Australia (State or Other Jurisdiction of Incorporation or Organization)	13-2623463 (IRS Employer Identification Number)
100 Queen Street Melbourne 3000, Victoria, Australia (613) 9273-5555 (Address and Telephone Number of Registrant's Principal Executive Offices)

SCOTT MCINNIS
Country Head, USA
Australia and New Zealand Banking Group Limited
1177 Avenue of the Americas
6th Floor
New York, New York 10036
(212) 801-9800
(Name, Address and Telephone Number of Agent for Service)

Copies to:
JEFFREY F. BROWNE, Esq. Sullivan & Cromwell 125 Broad Street New York, New York 10004 (212) 558-4000	CRAIG E. CHAPMAN, Esq. Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this
registration statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee

Senior debt securities and Subordinated debt securities	$1,000,000,000	100%	$1,000,000,000	$126,700

(1)
Or, if any debt securities are issued at an original issue discount, such greater amount as shall result in an aggregate offering price of $1,000,000,000
(2)
In US dollars or equivalent thereof in foreign denominated currency or currency units.

(3)
Estimated solely for the purpose of calculating the registration fee.

        Pursuant to Rule 429(a), the prospectus that is part of this registration statement and supplements to the prospectus also relate to $500,000,000 of debt securities registered and remaining unissued under registration statement No. 333-8572 previously filed by the Registrant.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED            , 2004

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to by these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Australia and New Zealand Banking Group Limited

(A.B.N. 11 005 357 522)

By this prospectus we may from time to time offer

Senior Debt Securities and Subordinated Debt Securities

Up to an aggregate initial offering price of US$1,500,000,000 or the equivalent thereof

        We will provide the specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest. We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters or agents will be included in a prospectus supplement attached to this prospectus.

        Investing in our debt securities involves risk. You should carefully consider the risks we describe in the accompanying prospectus supplement, as well as the risk factors in our most recent annual report, incorporated by reference into this prospectus. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

        This prospectus may not be used to sell securities unless is it accompanied by a prospectus supplement. The date of this prospectus is                        , 2004.

RISK FACTORS

        Investing in our debt securities involves risk. Before making an investment decision you should carefully consider the risk factors set forth in the accompanying prospectus supplement and the risk factors we describe at pages 8 to 13 of our annual report on Form 20-F for the fiscal year ended September 30, 2003, incorporated by reference into this prospectus, as well as other information we include or incorporate by reference in this prospectus and the additional information in the other reports we file with the SEC.

ABOUT THIS PROSPECTUS

        This document is called a prospectus and is part of a registration statement that we filed with the U.S. Securities and Exchange Commission using the "shelf" registration or continuous offering process. Under this shelf process, we may sell any of the debt securities described in this prospectus in one or more offerings up to a total dollar amount of US$1,500,000,000, or the equivalent in a foreign currency.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of the debt securities being offered at that time. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the debt securities that may be offered under this prospectus. The registration statement can be read at the SEC offices mentioned in the section entitled "Where You Can Find More Information" or on the Internet via the SEC's EDGAR service at http://www.sec.gov.

        When acquiring any debt securities discussed in this prospectus, you should rely on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference (see the section entitled "Incorporation of Certain Information by Reference"). Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the debt securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

        We may sell the debt securities to underwriters who will sell the debt securities to the public on terms fixed at the time of sale. In addition, the debt securities may be sold by us directly or through dealers or agents we designate from time to time. If we, directly or through agents, solicit offers to purchase any debt securities, we reserve the right to accept and, together with our agents, to reject, partially or entirely, any of those offers.

        The prospectus supplement will contain the names of any underwriters, dealers or agents together with the terms of an offering of debt securities, the compensation of those underwriters, and the net proceeds to us. Any underwriters, dealers or agents participating in an offering of debt securities may be considered "underwriters" within the meaning of the U.S. Securities Act of 1933.

In this prospectus, unless otherwise indicated, "US$" or "US dollars" means United States dollars and "$" and "A$" means Australian dollars.

In this prospectus, references to "ANZ", "we", "us", "our", or similar references mean Australia and New Zealand Banking Group Limited (ABN 11 005 357 522) and its subsidiaries, except in the section entitled "Description of Debt Securities We May Offer" where such references are to Australia and New Zealand Banking Group Limited, without its subsidiaries.

This prospectus does not constitute an offer of, or an invitation to purchase, the debt securities in the Commonwealth of Australia or any of its states or territories.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains certain forward-looking statements, including statements regarding (i) economic and financial forecasts, (ii) anticipated implementation of certain control systems and programs, (iii) the expected outcomes of legal proceedings, and (iv) strategic priorities. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause actual results to differ materially from those expressed in the forward-looking statements contained in this prospectus.

        For example, the economic and financial forecasts contained in this prospectus will be affected by movements in exchange rates and interest rates, which may vary significantly from current levels, as well as by general economic conditions in each of ANZ's major markets. Such variations may materially impact ANZ's financial condition and results of operations. The implementation of control systems and programs will be dependent on such factors as ANZ's ability to acquire or develop necessary technology and its ability to attract and retain qualified personnel. The plans, strategies and objectives of management will be subject to, among other things, government regulation, which may change at any time and over which ANZ has no control. In addition, ANZ will continue to be affected by general economic conditions in capital markets, the competitive environment in each of its markets and political and regulatory policies. There can be no assurance that actual outcomes will not differ materially from the forward-looking statements contained in this prospectus. See also "Risk Factors" above on page 2.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

        ANZ is one of the four major banking groups headquartered in Australia. Our Australian operations began in 1835 and our New Zealand operations began in 1840. We were incorporated in the State of Victoria, Australia, and have our principal executive office located at 100 Queen Street, Melbourne, Victoria, 3000, Australia. Our telephone number is (61) (3) 9273 5555.

        Based on publicly available information as at September 30, 2003, we ranked fourth among Australian banking groups in terms of total assets (A$195.6 billion) and fourth in terms of shareholders' equity (A$13.8 billion) and ranked fourth in terms of market capitalization. At December 1, 2003, following the acquisition of National Bank of New Zealand ("NBNZ") we were ranked third among Australian banking groups in each of the above comparatives and, with a market capitalization of A$30 billion, ranked as the sixth largest company listed on the Australian Stock Exchange Limited.

        We provide a broad range of banking and financial products and services to retail, small business, corporate and institutional clients. We conduct our operations primarily in Australia (approximately 77% of our total assets at September 30, 2003) with significant operations in New Zealand (approximately 13% of total assets at September 30, 2003). The remainder of our operations are conducted in the United Kingdom, the United States and a number of other countries, most of which are located in the Asia Pacific region. At September 30, 2003, we had 1,044 branches and other points of representation worldwide. After the acquisition of NBNZ, we estimate New Zealand will account for approximately 26.5% of our total assets.

        ANZ's specialization strategy is executed through a management structure of 11 segments. As at September 30, 2003 we executed our specialization strategy through a management structure of the following 11 segments:

Business segment	Principal activities
Personal Banking Australia	Personal Banking Australia provides a range of banking services to personal customers, high net worth individuals and Small to Medium Enterprises ("SME") rural customers in Australia.
Institutional Financial Services
Institutional Financial Services brings together the institutional customer segment with specialized wholesale product segments to provide a broad range of financial solutions for institutional customers.
Corporate
Corporate provides the principal relationship between ANZ's corporate and SME metropolitan customers and all areas of ANZ, including working capital management, liquidity management and transaction processing.
New Zealand Banking
New Zealand Banking provides a broad range of personal banking services, including wealth management, for personal, small business, rural and corporate clients in New Zealand and is only one part of ANZ's New Zealand business on a geographical basis. The New Zealand Banking segment does not include NBNZ, the operations of the Mortgages, Consumer Finance, Asset Finance, Institutional Financial Services, ING New Zealand Treasury segments in New Zealand.
Mortgages	Mortgages provides mortgage finance secured by residential real estate in Australia and New Zealand.
Consumer Finance	Consumer Finance provides consumer and commercial credit cards, ePayment products, personal loans and merchant payment facilities.
Asset Finance	Asset Finance provides finance and operating leases for vehicles and business equipment.

ING Australia
ING Australia is a joint venture between ANZ and ING that provides integrated manufacture and distribution of wealth creation, management and protection products and services. This business operates in New Zealand as ING New Zealand.
Asia Pacific	Asia Pacific provides primarily retail banking services in the Asia and Pacific region and includes ANZ's share of PT Panin Bank in Indonesia.
Treasury	Treasury is the banker to all ANZ businesses charged with providing cash flow support, ensuring liquidity, managing interest rate risk and providing capital to the businesses.
Group Center	Group Center provides support to ANZ and includes technology, payments, finance, legal, risk, tax and audit functions.

        The activities of each of these businesses for the September 2003 year end are described in our 2003 annual report on Form 20-F, which is incorporated herein by reference.

USE OF PROCEEDS

        We expect to use the net proceeds from the sale of the debt securities for general corporate purposes and, in the case of subordinated debt securities, to strengthen our capital base and that of our group of companies. Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of the proceeds will depend on our funding requirements and that of our group of companies and the availability of other funds. Except as may be described in any prospectus supplement, allocations of the proceeds of any specific offering to specific corporate purposes will not have been made at the date of the relevant prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

        Below are our ratios of earnings to fixed charges for the periods indicated, computed using amounts derived from financial statements prepared in accordance with generally accepted accounting principles, or GAAP, in Australia and amounts derived from financial statements restated to U.S. GAAP. Fixed charges include:

  •
  interest on all indebtedness, including interest on deposits; and

  •
  one third of rental charges.

        Earnings are computed after all operating and income deductions, except fixed charges, extraordinary items and tax based on profits, and are stated before minority interests.

	Year Ended September 30,
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges in accordance with Australian GAAP	1.55	1.64	1.43	1.43	1.44
—excluding interest on deposits	3.77	4.04	3.22	3.86	4.10
Ratio of earnings to fixed charges in accordance with U.S. GAAP	1.55	1.59	1.42	1.48	1.42
—excluding interest on deposits	3.77	3.93	3.19	3.98	4.06

DESCRIPTION OF DEBT SECURITIES
WE MAY OFFER

The following is a summary of the general terms of the debt securities we may offer from time to time under this prospectus. Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which will be attached to this prospectus. You should read that prospectus supplement carefully. The prospectus supplement may contain additional terms of those debt securities.

        The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities being offered to you. If there is any inconsistency between the terms presented here and those in the prospectus supplement, however, the terms in the prospectus supplement will apply and will replace those presented here.

        You should also read the particular indenture under which we will issue the debt securities. We have filed the indentures with the SEC as exhibits to the registration statement which contains this prospectus. The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the U.S. Trust Indenture Act of 1939.

        As noted on page 2 of this prospectus, in this section, references to "we", "us", "our", or similar references mean Australia and New Zealand Banking Group Limited, without its subsidiaries.

General

        We may issue as many distinct series of debt securities under the indentures as we wish. This section summarizes terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of a particular series are described in the prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. The prospectus supplement may also describe special United States federal income tax consequences and any special Australian tax considerations of purchasing or dealing with the debt securities.

        As required by Federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture". The indenture is a contract between us and an institution that acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under "—Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs Under the Senior Indenture" and "—Subordinated Debt Securities", in this prospectus.

        Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

        The relevant indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities are governed by New York law. However, the authorization and execution of the indentures and debt securities, the occurrence of an Event of Default with respect to the certain events in bankruptcy, insolvency or reorganization contained in the senior indenture and with respect to our winding-up contained in the subordinated indenture and the subordination provisions contained in Article Thirteen of the subordinated indenture will be governed by, and construed in accordance with, the laws of the State of Victoria, the Commonwealth of Australia. A copy of each indenture has been filed with the SEC as part of our registration statement that contains this prospectus. See the section entitled "Where You Can Find More Information" in this prospectus for information on how to obtain a copy.

        Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the relevant indenture, including definitions of certain terms used in the indenture. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the particular indenture. We describe the meaning for only the more important terms. We also include references in parentheses to certain sections of the indentures. Whenever we refer to particular sections or defined terms of a particular indenture in this prospectus or in a prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement, as the case may be. This summary also is subject to and qualified by reference to the description of the particular terms of any particular series described in the applicable prospectus supplement.

        Senior debt securities are to be issued under the senior indenture, as it may be amended or supplemented from time to time. JP Morgan Chase Bank currently acts as senior trustee. Subordinated debt securities are to be issued under the subordinated indenture, as it may be amended or supplemented from time to time. The Bank of New York currently acts as subordinated trustee.

        The senior debt securities will constitute our unsecured obligations and the subordinated debt securities will constitute our unsecured subordinated obligations. See the subsections entitled "Subordination of Subordinated Debt Securities" and "Status of Senior Debt Securities" in this prospectus for further information. In addition, to the extent that the holders of the debt securities are entitled to any recovery with respect to the debt securities in any winding up relating to us, such holders might not be entitled in such proceedings to a recovery in US dollars and might be entitled only to a recovery in Australian dollars.

        The debt securities are not deposit liabilities for the purposes of the Banking Act of 1959 of Australia and are not insured by the United States Federal Deposit Insurance Corporation or any other government agency of the United States or the Commonwealth of Australia.

        The applicable prospectus supplement will describe one or more of the following terms of your debt securities:

  •
  the Stated Maturity;

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  the title of the debt securities and the aggregate principal amount being offered;

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  the price at which the debt securities will be issued;

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  any limit on the aggregate principal amount of the particular series;

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  the interest rate or rates, if any, or the manner to calculate the rate;

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  the dates and place or places where the principal of, and any premium and interest on, the offered debt securities are payable;

  •
  the terms of any mandatory or optional redemption of the debt securities, including the amount of any premium;

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  our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provision or at the option of the holder of the offered debt securities;

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  the denominations of the debt securities, if other than US$1,000;

  •
  if the amount of principal of, or any premium or interest on, any debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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  the currency, currencies or a composite of currencies in which the debt securities are denominated and in which the principal, any premium and any interest are payable in respect of the debt securities, and the manner of payment;

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  any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

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  whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments related to withholding tax and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

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  the terms of any mandatory or optional exchange of the debt securities;

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  any listing of the debt securities on a securities exchange;

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  whether we may from time to time without the consent of the holders of a particular series of debt securities create and issue further debt securities having the same terms and conditions as the debt securities of that series so that the further issue is consolidated and forms a single series with that series of outstanding debt securities;

  •
  if the principal and any premium or interest on the debt securities are to be payable, at our or a holder's election, in a different currency or currency units, then the currency or currencies in which payment of principal and any premium or interest on such debt securities as to which the election is made will be payable, and the periods within which the election must be made;

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  if other than the entire principal amount of the offered debt securities, the portion of the principal amount of the offered debt securities which will be payable upon declaration of acceleration of the Maturity or otherwise, or the manner in which such portion will be determined;

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  if the principal amount payable at the Stated Maturity of the offered debt securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the securities which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be outstanding as of any such date or, the manner in which such deemed principal amount is to be determined;

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  whether the senior debt securities will be subject, at our option, to defeasance or covenant defeasance and if so, the terms of any defeasance;

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  whether the offered debt securities will be issuable in whole or in part in the form of one or more global securities as described in the subsection entitled under "Global Securities" in this prospectus and, if so, the respective depositaries for such global securities or their nominees, the form of any legend or legends to be borne by any global security in addition to or in lieu of the legend referred to under "Global Securities" and, if different from those described under that caption, any circumstances under which the relevant global securities may be registered for transfer or exchange in the names of persons other than the depositary for such global security or its nominee;

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  any addition to or change in the Events of Default applicable to the particular series of debt securities and any change in the rights of the applicable trustee or the holders to declare the principal amount of that series of debt securities due and payable following an Event of Default; and

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  any other terms of the particular series of debt securities not inconsistent with the provisions of the applicable indenture.

Legal Ownership

  "Street Name" and Other Indirect Holders

        Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of those debt securities. This is called holding in "Street Name." Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold your debt securities in "Street Name," you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle voting if ever required;

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  whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

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  how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

  Direct Holders

        Our obligations, as well as the obligations of the trustees and those of any third parties employed by us or the trustees, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in "Street Name" or other indirect means, either because you choose to hold your debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a "Street Name" customer but does not do so.

  Global Securities

        What is a global security? A global security is a special type of indirectly held security, as described above under "Street Name' and Other Indirect Holders". If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depositary". Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities.

        Special investor considerations for global securities.    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of their securities. These laws may impair the ability to transfer beneficial interests in a global security. We do not recognize this type of investor as a holder of our debt securities and instead deal only with the depositary that holds the global security.

        An investor should be aware of the following consequences of debt securities being issued only in the form of global securities.

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  The investor cannot get debt securities registered in his or her own name.

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  The investor cannot receive physical certificates for his or her interest in the debt securities.

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  The investor will be a "Street Name" holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the securities. See the subsections entitled "Street Name' and Other Indirect Holders" in this prospectus.

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  The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

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  The depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the global security. We and the trustees have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustees also do not supervise the depositary in any way.

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  Payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds. This difference could have some effect on how global security interests trade, but we do not know what that effect will be. Also, settlement for purchases of beneficial interests in a global security upon its original issuance may be required to be made in same-day funds.

        Special situations when global security will be terminated.    In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold the debt securities directly or in "Street Name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in the debt securities transferred to their own name, so that they will be direct holders. The rights of "Street Name" investors and direct holders in the debt securities have been previously described in the subsections entitled "Street Name' and Other Indirect holders" and "Direct holders" in this prospectus.

        The special situations for termination of a global security are:

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  when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary or has ceased to be qualified to act as depositary under the Securities Exchange Act of 1934; or

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  when an Event of Default on the debt securities has occurred and has not been cured.

        A prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by that prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders. (Sections 204 and 305)

In the remainder of this description "you" means direct holders and not "Street Name" or other indirect holders of securities. Indirect holders should read the subsection entitled "Street Name' and Other Indirect Holders", in this prospectus.

Overview of Remainder of this Description

        The remainder of this description summarizes:

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  additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

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  your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities;

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  your rights to receive payments of additional amounts due to Australia's withholding requirements;

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  promises we make to you about how we will run our business, or business actions we promise not to take, known as "restrictive covenants";

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  your rights if we default or experience other financial difficulties; and

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  our relationship with the trustees.

Additional Mechanics

  Form, Exchange and Transfer

        The debt securities of each series will be issued:

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  only in fully registered form;

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  without interest coupons; and

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  unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and that are multiples of $1,000. (Section 302)

        You may exchange debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an "exchange".

        You may exchange or transfer your debt securities at the office of the applicable trustee. We have appointed the trustees to act as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform these functions ourselves. The entity performing the role of maintaining the list of registered holders is called the "security registrar." It will also perform transfers. (Section 305)

        You will not be required to pay a service charge to transfer or exchange your debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with your proof of legal ownership.

        If we have designated additional transfer agents for your debt securities, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

        If any debt securities are redeemable and we redeem less than all of a particular series of those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders so as to prepare the mailing. We may also refuse to register transfers of or exchange any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, we will pay interest to you if you are a direct holder listed in the relevant trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "regular record date" and is stated in the applicable prospectus supplement. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the relevant debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called "accrued interest".

        Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agent or paying agents that we designate for such purpose from time to time. We may also choose to pay interest by mailing checks.

        Unless otherwise indicated in the applicable prospectus supplement:

  •
  the corporate trust paying agent office of the senior trustee in New York City will be designated as our sole paying agent for payments with respect to each series of senior debt securities. That office is currently located at 55 Water Street, 1st

    Floor, Jeanette Park Entrance, New York, New York 10041; and

  •
  the corporate trust office of the subordinated trustee in The City of New York will be designated as our sole paying agent for payments with respect to each series of subordinated debt securities. That office is currently located at The Bank of New York, 21W, 101 Barclay Street, New York, NY 10286

  "Street Name" and other indirect holders should consult their banks or brokers for information about how they will receive payments.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustees' corporate trust office. These offices are called "paying agents". We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

        We and the trustees will send notices regarding the debt securities only to direct holders, using their addresses as listed in the relevant trustees' records. (Sections 101 and 106)

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the relevant trustee, any other paying agent or anyone else. (Section 1003)

Payment of Additional Amounts

        Unless the prospectus supplement provides otherwise, we will pay all amounts that we are required to pay on the debt securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority of Australia. This obligation will not apply, however, if those taxes, duties, assessments or other governmental charges are required by Australia or any such subdivision or taxing authority to be withheld or deducted. If that occurs, we will pay additional amounts of the principal of, and any premium and interest on, the affected debt securities, called "additional amounts", that are necessary so that the net amounts paid to the holders of those debt securities, after deduction or withholding, will equal the amounts of principal and any premium and interest that we would have had to pay on those debt securities if the deduction or withholding had not been required. (Section 1007)

        Our obligation to pay any additional amounts will not apply, however, to:

  •
  any withholding, deduction, tax, duty, assessment or other governmental charge which was only imposed because the relevant holder:

  •
  was a resident, domiciliary or national of, or engaged in business, maintained a permanent establishment or was physically present in, Australia or otherwise had some connection with Australia other than the mere ownership of, or receipt of payment under, the debt security; or

  •
  presented the debt security more than thirty (30) days after the date on which the payment in respect of such debt security first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to payment of the additional amounts if it had presented the debt security for payment on any day within that period of thirty (30) days;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of those taxes;

  •
  any tax, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium or interest on, the debt securities;

  •
  any withholding, deduction, tax, assessment or other governmental charge that is imposed or withheld because the holder of the debt security or, in the case of global security, the beneficial owner of a debt security, fails to comply with a request made by us addressed to the holder, or beneficial owner, as the case may be:

  •
  to provide information concerning the nationality, residence or identity of the holder or beneficial owner, as the case may be,

  •
  to make any declaration or other similar claim or satisfy any information or reporting requirement; or

  •
  to provide an Australian tax file number, Australian Business Number or proof of an appropriate exemption,

  which, in the case of each of the three preceding bullet points, is required or imposed by a statute, treaty, regulation or administrative practice of Australia or any political subdivision or taxing authority of or in Australia as a precondition to exemption from all or part of such withholding, deduction, tax, assessment or other governmental charge; or

  •
  any combination of the preceding bullet points;

        Additional amounts will also not be paid on any payment of, or in respect of, the principal of, or any premium or interest on, any debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the relevant payment to the extent the payment would, under the laws of Australia or any political subdivision or taxing authority of or in Australia, be treated as being derived from or received for tax purposes by a beneficiary or settlor, that fiduciary or a member of that partnership or a beneficial owner who would not have been entitled to those additional amounts had it been the actual holder of the debt security.

        We will not be liable to pay additional amounts to any holder for any deduction or withholding on account of any duties or taxes where those duties or taxes are imposed or levied by or on behalf of the Commonwealth of Australia by virtue of the holder being an "offshore associate" (as defined below) of us (other than an offshore associate to whom the payment is made in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme within the meaning of the Australian Corporations Act 2001), or as a result of the holder being a party to or participant in a scheme to avoid those duties or taxes.

        The term "offshore associate" for the above purposes means an "associate" (as defined in s128F(9) of the Australian Income Tax Assessment Act 1936) of us that is either a non-resident of the Commonwealth of Australia who does not acquire or receive payment in respect of the debt securities in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires, or receives payment in respect of, the debt securities in carrying on business at or through a permanent establishment outside of Australia. The meaning of "associate" is widely defined and generally includes each of the following:

  •
  A person or entity which holds 50% or more of the voting shares in, or otherwise controls, us.

  •
  An entity which is a subsidiary of, or is otherwise controlled by, us.

  •
  A trustee of a trust where we are capable of benefiting (whether directly or indirectly) under that trust.

  •
  A person or entity which is an 'associate' of another person or entity which is an 'associate' of us under any of the above bullet points.

        Whenever we refer in this prospectus or any prospectus supplement to the payment of, or in respect of, the principal of, or any premium or interest on, any debt security or the net proceeds received on the sale or exchange of any debt security, we mean to include the payment of additional amounts provided for in the applicable indenture to the extent that, in that context, additional amounts are, were or would be payable. (Section 1007)

        Any additional amounts due in respect of subordinated debt securities will be subordinated in right of payment as described under "Subordination of Subordinated Debt Securities" below.

Ranking

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. For further information, see the subsection entitled "Status of Senior Debt Securities" in this prospectus. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See the subsection entitled "Subordination of Subordinated Debt Securities", in this prospectus, for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

        Because we are a holding company as well as an operating company, our rights, the rights of our creditors and the rights of the holders of the debt securities to share in the distribution of the assets of any of our subsidiaries upon the liquidation of that subsidiary will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourself be a creditor with recognized claims against the subsidiary.

        At September 30, 2003, entitlements against our subsidiaries to which the debt securities are structurally subordinated amounted to approximately A$176,174 million in aggregate principal amount.

        Neither of the indentures limit the amount of additional indebtedness that we may incur.

  Status of Senior Debt Securities

        The senior debt securities will constitute our direct, unconditional and unsecured obligations and, except for those debts required to be preferred by law (including those in respect of our deposit liabilities in Australia), will rank equally among themselves and equally with all of our other unsecured and unsubordinated obligations. Section 13A(3) of the Banking Act 1959 of Australia, as amended, provides that, in the event we are unable to meet our obligations or suspend payment, our assets in Australia shall be available to meet deposit liabilities in Australia in priority to all of our other liabilities, which would include the senior debt securities. The senior debt securities will rank senior to our subordinated obligations, including the subordinated debt securities.

  Subordination of Subordinated Debt Securities

        Our subordinated debt securities are subordinated securities and, as a result, the payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our senior debt and to the claims of our Other Creditors (including all of our depositors). Section 13A(3) of the Banking Act 1959 of Australia, as amended, provides that, in the event we are unable to meet our obligations or suspend payment, our assets in Australia shall be available to meet deposit liabilities in Australia in priority to all of our other liabilities, which would include the subordinated debt securities. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they come due, our Other Creditors (which term includes all of our depositors and holders of subordinated debt securities) will be entitled to receive any amounts on the subordinated debt securities. These circumstances include:

  •
  we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

  •
  we file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; and

  •
  the maturity of the subordinated debt securities is accelerated (e.g., the entire principal amount of a series of debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an Event of Default as described in the subsection entitled "Events of Default" in this prospectus).

        These subordination provisions mean that, if we are insolvent an Other Creditor may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities.

        "Other Creditors" means all of our creditors (including all of our depositors) other than:

  •
  Holders of subordinated debt securities;

  •
  Creditors whose claims against us rank or are expressed to rank equally with the claims of holders of subordinated debt securities, which creditors are deemed to include all creditors, present and future, to whom we are indebted where the terms of that indebtedness:

  •
  provide that the indebtedness will become due and payable on a specified or determinable date or at the end of a specified or determinable period, and that in the event of our winding-up the claims of those creditors against us will be, or are expressed to be, subordinated to the claims of all of our depositors and our other unsubordinated creditors; and

  •
  do not provide that in the event of our winding-up the claims of those creditors against us will rank, or are expressed to rank, ahead of the claims of any of our other subordinated creditors; and

  •
  Creditors whose claims against us rank, or are expressed to rank, after the claims of the holders of subordinated debt securities. These creditors are deemed to include all creditors, present and future, to whom we are indebted where the terms of that indebtedness provide that the indebtedness is undated or perpetual or otherwise of no fixed and determinable maturity, and that in the event of our winding-up the claims of those creditors against us will be, or are expressed to be, subordinated in right of payment to the claims of all of our depositors and other unsubordinated creditors and any or all of the creditors referred to in the preceding bullet points.

        As a result of the subordination provisions, if proceedings with respect to our winding-up in Australia occur and the amount payable with respect to the subordinated debt securities and any claims ranking equally with the subordinated debt securities cannot be paid in full, the subordinated debt securities and other claims ranking equally with the subordinated debt securities will share relatively in any distribution of our assets resulting from the winding-up in proportion to the respective amounts to which they are entitled.

        At September 30, 2003, we were subject to outstanding entitlements of Other Creditors with an aggregate principal amount of approximately A$176,174 million.

Senior Debt Securities—Limitation on Liens

        Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders (including you and the other direct holders of the debt securities) or over our general creditors if we fail to pay them back. These preferential rights are called "liens".

        So long as any senior debt securities of any series remain outstanding, we will not create or permit to be outstanding any mortgage, charge, pledge or other security interest upon the whole or any part of our property or assets, present or future, to secure (i) the repayment of any external indebtedness (as defined below), (ii) any payment under any guarantee of any external indebtedness, or (iii) any repayment under any indemnity or any other like obligation relating to any external indebtedness, without in any such case at the same time according to all senior debt securities of all series (whether or not then outstanding or issued thereafter) the same security as is granted to or is outstanding in respect of such external indebtedness or such guarantee, indemnity or other like obligation, or such other security as shall be approved by the holders of two-thirds in aggregate principal amount of the outstanding senior debt securities of each series. (Section 1008 of the senior indenture)

        For this purpose, "external indebtedness" means any obligations for the repayment of money borrowed by us or any other person (but excluding indebtedness incurred in the ordinary course of our banking business) consisting of or evidenced by bonds, notes, debentures or other securities which are capable of being listed, quoted, ordinarily dealt in or traded on any recognized securities market and which, by its terms, is payable, or may be required to be paid, in or by reference to:

  •
  any currency other than Australian dollars; or

  •
  Australian dollars where it is intended by us that more than 50% in aggregate principal amount of such indebtedness is to be distributed initially outside Australia.

        Notwithstanding the above definition, external indebtedness does not include indebtedness incurred in the ordinary course of carrying on the business of coordinating and arranging or participating in the lease of assets that are secured by the assets to be purchased and the funds accruing to the owner of the assets under the lease (sometimes called "purchase money mortgages") or in connection with the provision of or the participation in other similar financial accommodation by us.

        We and our subsidiaries are permitted to have as much unsecured debt as we may choose.

        Any other covenants restricting our ability to make payments, incur indebtedness, dispose of assets, pledge our assets to secure borrowings, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property or engage in businesses other than our present businesses will be described in the relevant prospectus supplement.

Redemption of Debt Securities

  Redemption of Debt Securities at our Option

        Unless otherwise provided in the applicable prospectus supplement, if the debt securities of a series provide for redemption at our election, such redemption shall be on not less than 30 nor more than 90 days' notice and, in the event of redemption in part, the debt securities to be redeemed will be selected by the applicable trustee by such method as it shall deem fair and appropriate. Notice of such redemption will be mailed to holders of debt securities of such series to their addresses as they appear on the register of the debt securities of such series. (Sections 1103 and 1104)

  Redemption for Taxation Reasons

        If:

  •
  there is a change in or any amendment to the laws or regulations of Australia or our successor's jurisdiction of organization (if other than Australia), or of any political subdivision or taxing authority of Australia or our successor's jurisdiction of organization (if other than Australia), that affects taxation; or

  •
  there is a change in any application or interpretation of those laws or regulations either generally or in relation to any particular debt securities,

which change is proposed and becomes effective on or after the date we originally issued the debt securities of a series (and, in the case of a successor jurisdiction, after the date of succession) and causes us to become obligated to pay any additional amounts on the debt securities of that series, as described under "Description of Debt Securities We May Offer—Payment of Additional Amounts" in this prospectus, then we can, at our option, redeem all, but not less than all, of the debt securities on which additional amounts would become payable. (Section 1108)

        Before we can redeem the affected debt securities, we must:

  •
  give the holders of those debt securities at least 30 days written notice and not more than 90 days written notice of our intention to redeem those debt securities; and

  •
  deliver to the trustee under the applicable indenture a legal opinion of our counsel confirming that the conditions that must be satisfied for redemption have occurred.

        The redemption price for redeeming the applicable series of debt securities will be equal to 100% of the principal amount of those debt securities plus accrued but unpaid interest to the date of redemption.

        If a debt security is an Original Discount Security (as defined under the heading "Taxation-United States Taxation-Original Issue Discount", below) the amount payable will be determined in accordance with the terms of that debt security, which will be described in the applicable prospectus supplement.

  Approval of Australian Prudential Regulation Authority

        Under existing requirements of the Australian Prudential Regulation Authority ("APRA"), no redemption, purchase or repurchase of any of the subordinated debt securities may be made prior to their stated maturity by us without the prior consent of APRA.

Special Situations

  Mergers and Similar Events

        We are generally permitted to consolidate or merge with another corporation, including by way of a scheme of arrangement, if that corporation is organized and existing under the laws of Australia or any political subdivision of Australia and is entitled to carry on our business. We are also permitted to sell or lease substantially all of our assets to another corporation meeting these same conditions, or to buy substantially all of the assets of another company or firm. However, we may not take any of these actions unless all the following conditions are met:

  •
  where we merge out of existence or sell or lease our assets substantially as an entirety, the other corporation must agree to assume all of our obligations relating to the debt securities. This must include the obligation to pay the additional amounts described earlier in the subsection entitled "—Payment of Additional Amounts" in this prospectus;

  •
  we deliver to the trustees an officer's certificate and an opinion of counsel each stating that the consolidation, merger, sale, lease or purchase complies with the relevant indenture; and

  •
  in the case of the senior indenture, the other corporation must also agree to indemnify you and the other holders of the debt securities against any government charge or cost resulting from the transaction. (Section 108)

        It is possible that the merger, sale or lease of our assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised in the senior indenture to limit these preferential rights on our property, called "liens", in connection with certain of our "external indebtedness", as discussed above in the subsection entitled "Senior Debt Securities—Limitation on Liens" in this prospectus. If a merger or other transaction would create any liens on our property in connection with such "external indebtedness", we must comply with that restrictive covenant in the senior indenture. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant in the senior indenture to grant an equivalent ranking lien on the same property to you and the other direct holders of the senior debt securities.

  Modification and Waiver of Covenants

        There are three types of changes we can make to the indentures and the debt securities:

        Changes Requiring Your Approval.    First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of those types of changes:

  •
  change the stated maturity for any principal or interest payment on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  •
  change our obligation to pay additional amounts on a debt security;

  •
  change the currency of any payment on a debt security other than as permitted by the debt security;

  •
  change the place of payment on a debt security;

  •
  impair your right to sue for payment;

  •
  as to the subordinated debt securities, modify the subordination provisions in a manner that is adverse to you;

  •
  reduce the thresholds for consents required to modify or amend the indenture or the debt securities;

  •
  reduce the thresholds for consents required to waive our compliance with the indenture or to waive defaults; and

  •
  change the provisions of the indenture dealing with modification and waiver in any other respect. (Section 902)

        In addition, material variations in the terms and conditions of subordinated debt securities of any series, including modifications relating to the subordination of the subordinated debt securities, redemption, events of default or default, will require the consent of APRA.

        Changes Requiring Majority or Supermajority Approval.    The second type of change to the indentures and the debt securities is the kind that requires a vote or consent in favor by holders of debt securities owning a majority in the case of the subordinated indenture, or 66 2/3%, in the case of the senior indenture of the principal amount of the particular series affected. (Section 902) Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. However, under each indenture, the consent of holders of a majority of the principal amount of the relevant series would allow us to obtain a waiver of a past default under the indentures or, in the case of the senior indenture, a waiver of all or part of the restrictive covenants that apply to the senior debt securities under the senior indenture. These were described previously in this prospectus in the section entitled "Senior Debt Securities—Limitation on Liens". However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described previously in this prospectus in the section entitled "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Section 513)

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities. (Section 901)

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

  •
  For Original Issue Discount Securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

  •
  For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the applicable prospectus supplement.

  •
  For debt securities denominated in one or more foreign currencies or currency units, we will use the US dollar equivalent.

        Debt securities will not be considered outstanding, and therefore not eligible to vote, if they are owned by us or an affiliate of ours or if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described in the subsection entitled "Senior Indenture Defeasance and Covenant Defeasance—Full Defeasance of Debt Securities" in this prospectus. (Section 101)

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indentures. In certain limited circumstances, the trustees will be entitled to set a record date for action by holders. If we or a trustee sets a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

"Street Name" and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Default and Related Matters

  Events of Default

        You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection.

        Senior Debt Securities.    With respect to senior debt securities of any series, when we refer to an Event of Default, we mean any of the following:

  •
  we do not pay the principal of or any premium on the senior debt securities of that series on its due date;

  •
  we do not pay any premium or interest on the senior debt securities of that series within 30 days after its due date;

  •
  we fail to deposit any sinking fund payment due by the terms of the senior debt securities of that series when it is due;

  •
  we fail to perform or breach any of our other covenants in the senior indenture and remain in breach of such covenant for 30 days after we receive a notice of default in writing stating that we are in breach, unless breach of or default in the relevant covenant is specifically dealt with as part of a different Event of Default or the relevant covenant has expressly been included in the senior indenture solely for the benefit of a series of senior debt securities other than that series. The notice must be sent by the senior trustee or the holders of at least 25% in principal amount of the senior debt securities in that series then outstanding;

  •
  we are subject to an acceleration of indebtedness for money we have borrowed with an aggregate principal amount of at least US$10,000,000 for 7 days after we receive a notice of default, without that indebtedness being discharged. This would include an acceleration of any series of the debt securities. The notice must be sent by the senior trustee or the holders of not less than 25% in principal amount of the senior debt securities in that series;

  •
  we file for bankruptcy in Australia or other events of bankruptcy, insolvency or reorganization occur under Australian law, other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency; and

  •
  any other Event of Default provided with respect to senior debt securities of that series in the applicable prospectus supplement. (Section 501 of the senior indenture)

        An Event of Default contemplated by the final preceding bullet point above under the terms of the senior debt securities of a particular series would not necessarily constitute an Event of Default under the terms of the senior debt securities of any other series issued under the senior indenture.

        Remedies If an Event of Default Occurs Under the Senior Indenture.    If an Event of Default with respect to the senior debt securities of any series has occurred and has not been cured or waived, either the senior trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series then outstanding may declare the entire principal amount of all the senior debt securities of that series to be due and immediately payable. If an Event of Default occurs because of events in bankruptcy, insolvency or reorganization in Australia or under Australian law relating to us, the entire principal amount of all the senior debt securities of that series will be automatically accelerated, without any action by the senior trustee or any holder.

        Each of the situations described above is called an acceleration of maturity. If the maturity of any series of senior debt securities is accelerated and a judgment or decree for payment has not yet been obtained, the holders of a majority in principal amount of the senior debt securities of that series may cancel the acceleration for all of the senior debt securities of that series if we satisfy certain conditions. (Section 502 of the senior indenture)

        Except in cases of an Event of Default, where the senior trustee has some special duties, the senior trustee is not required to take any action under the senior indenture at the request of any holders unless the holders offer the senior trustee reasonable protection from expenses and liability. This is called an indemnity. (Section 603 of the senior indenture) If the senior trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all senior debt securities of any series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the senior trustee. These majority holders of the senior debt securities of any series may also direct the senior trustee in performing any other action under the senior indenture with respect to the senior debt securities of that series. (Section 512 of the senior indenture)

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities, each of the following must occur:

  •
  you must give the senior trustee written notice that that an Event of Default has occurred in respect of the relevant series of senior debt securities and remains uncured, stating that the notice is a notice of default;

  •
  the holders of at least 25% in principal amount of all senior debt securities of that series then outstanding must make a written request that the senior trustee take action because of the Event of Default, and they must offer to the senior trustee an indemnity reasonably satisfactory to the senior trustee against the cost and other liabilities of taking that action;

  •
  the senior trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority in principal amount of the senior debt securities of that series must not have given the senior trustee directions that are inconsistent with the written request described above. (Section 507 of the senior indenture)

        You are, however, entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities on or after their due date. (Section 508 of the senior indenture)

        Subordinated Debt Securities.    With respect to the subordinated debt securities of any series, when we refer to an Event of Default, we mean either:

  •
  a court in Australia makes an order which is not successfully appealed or permanently stayed within 60 days of the order, or our shareholders pass a resolution, for our winding-up, other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency; or

  •
  any other Event of Default provided under the terms of subordinated debt securities of that series. (Section 501 of the subordinated indenture)

        An Event of Default contemplated by the second of the two preceding bullet points above under the terms of the subordinated debt securities of a particular series would not necessarily constitute an Event of Default under the terms of the subordinated debt securities of any other series issued under the subordinated indenture.

        In addition, the following are "Defaults" under the subordinated indenture with respect to the subordinated debt securities of any series:

  •
  we fail to pay interest on any subordinated debt security of that series within 30 days of its due date; or

  •
  we fail to pay principal of or any premium on any subordinated debt security of that series when due.

        Remedies if an Event of Default Occurs under the Subordinated Indenture.    If an Event of Default contemplated by the first of the two preceding bullet points above occurs because of events in bankruptcy, insolvency or reorganization in Australia or under Australian law relating to us, the entire principal amount of, and all accrued and unpaid interest on, the subordinated debt securities of that series will automatically become due and payable, without any action by the senior trustee or any holder. (Section 502 of the subordinated indenture)

        If an Event of Default contemplated by the second of the two preceding bullet points above under the terms of the subordinated debt securities of any series at the time outstanding occurs and remains uncured or waived, either the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series, by notice as provided in the subordinated indenture, may declare the principal amount of the subordinated debt securities of that series (or, in the case of any subordinated debt security that is an Original Issue Discount security, or the principal amount of which is not then determinable, the portion of the principal amount of that subordinated debt security, or such other amount in place of such principal amount, as is specified in the terms of that subordinated debt security) to be due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series may, cancel the acceleration for all the subordinated debt securities of that series if we satisfy certain conditions. (Section 502 of the subordinated indenture)

        If a Default with respect to the subordinated debt securities of any series occurs and remains uncured or waived, the subordinated trustee may pursue actions for specific performance, sue for the collection or recovery of any amounts due on the debt securities of that series or take legal action in the State of Victoria, the Commonwealth of Australia (but not elsewhere) for our winding-up. However, the subordinated trustee may not declare the principal amount of the subordinated debt securities of that series due and payable and, we will not, by virtue of the legal proceedings (other than for our winding up) be obliged to pay any principal of, or premium or interest on, the subordinated debt securities sooner than they would have been payable. Holders of subordinated debt securities will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us in any such winding-up. (Section 503 of the subordinated indenture)

        Except in the case of an Event of Default, where the subordinated trustee has special duties, the subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the request or direction of any of the holders, unless such holders shall have offered to the subordinated trustee reasonable indemnity. (Section 603 of the subordinated indenture) Subject to such provisions for the indemnification of the subordinated trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee with respect to the subordinated debt securities of that series. (Section 512 of the subordinated indenture)

        Before you will have any right to bypass the trustee and bring your own lawsuit or other formal legal action to enforce your rights and protect your interests under the subordinated indenture, each of the following must occur:

  •
  you must give to the subordinated trustee written notice that an Event of Default or Default, with respect to the subordinated debt securities of that series, has occurred and remains uncured;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series must make a written request that the subordinated trustee take action because of the Event of Default or Default and they must offer the subordinated trustee an indemnity reasonably satisfactory to the subordinated trustee against the cost and other liabilities of taking that action; and

  •
  the subordinated trustee has failed to take action and institute a proceeding on the request and has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        You are, however, entitled at any time to bring a lawsuit for the payment of money due on your subordinated debt securities on or after their due date. (Sections 507 and 508 of the subordinated indenture)

        Waiver of Default.    The holders of not less than a majority in principal amount of the debt securities of any series may waive any past default for debt securities of that series. If this happens, the default will be treated as if it has not occurred. (Section 513)

        We will Give the Trustee Information about Defaults Annually.    We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and debt securities or else specifying any default. (Section 1004)

"Street Name" and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

Senior Indenture Defeasance and Covenant Defeasance

        The following discussion of full defeasance and covenant defeasance will be applicable to your series of senior debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement. (Section 1301)

  Full Defeasance of Senior Debt Securities

        If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities (called "full defeasance") if we put in place each of the following other arrangements for you to be repaid:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the senior debt securities on their various due dates.

  •
  There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and just repaid the senior debt securities ourselves. Under current federal tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back your senior debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you give back to us.

  •
  We must deliver to the senior trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304 of the senior indenture)

        If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the senior debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent or involved in a winding-up.

  Covenant Defeasances

        Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the senior debt securities. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, we must do the following:

  •
  we must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities, either cash or U.S. government or U.S. government agency notes or bonds (or a combination thereof) that will generate enough cash to make interest, principal and any other payments on the senior debt securities when due;

  •
  we must deliver to the senior trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and just repaid the senior debt securities ourselves;

  •
  we must deliver to the trustee an officer's certificate stating that neither the debt securities to which such covenant defeasance shall apply nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of the deposit;

  •
  at the time of the deposit, no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities at the time of such deposit or, with regard to any bankruptcy or insolvency related Events of Default, at any time on or prior to the 90th day after the date of the deposit;

  •
  the deposit must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended if all of the debt securities are in default thereunder;

  •
  the deposit must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound;

  •
  the deposit must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered thereunder or exempt from registration thereunder; and

  •
  we must have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all of these conditions have been complied with.

        If we accomplish covenant defeasance, the following provisions of the senior indenture and the senior debt securities would no longer apply:

  •
  our promises described above in the subsection "Senior Debt Securities—Limitation on Liens" in this prospectus, and any other covenants applicable to the series of senior debt securities and described in the applicable prospectus supplement;

  •
  the condition regarding the treatment of liens when we merge or engage in similar transactions, as described under "—Special Situations—Mergers and Similar Events" in this prospectus; and

  •
  the Events of Default relating to breach of covenants and acceleration of the maturity of other debt, described below in the subsection entitled "—Events of Default—Senior Debt Securities" in this prospectus. (Sections 1303 and 1304 of the senior indenture)

        If we accomplish covenant defeasance, you can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the senior debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Governing Law

        The indentures and all of the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. However, the authorization and execution of the indentures and debt securities, the occurrence of an Event of Default with respect to the certain events in bankruptcy, insolvency or reorganization contained in the senior indenture and with respect to our winding-up contained in the subordinated indenture and the subordination provisions contained in Article Thirteen of the subordinated indenture will be governed by, and construed in accordance with, the laws of the State of Victoria, the Commonwealth of Australia. (Sections 112 and 203)

Consent to Service of Process

        Under the indentures, we have irrevocably designated our Country Head, USA as our authorized agent for service of process in any lawsuit or proceeding against us related to our obligations under the indentures or the debt securities that is instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York. We have also irrevocably submitted to the non-exclusive jurisdiction of those courts in the event of any such legal action or proceeding. (Section 113)

Concerning the Trustees

        The Bank of New York has been appointed subordinated trustee under the subordinated indenture. Upon the occurrence of an Event of Default or Default, or any event of default or default under that other indenture, the subordinated trustee may be deemed to have a conflicting interest with respect to the subordinated debt securities for purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as trustee under the subordinated indenture (in which case a successor trustee would be appointed pursuant to the terms of the subordinated indenture).

        We maintain banking relationships in the ordinary course of business with both of the trustees. The subordinated trustee is also the depositary with regard to an American Depositary Receipt program for our ordinary shares.

        The indentures provide that we will indemnify the trustees against any loss, liability or expense incurred without negligence, bad faith or willful misconduct of the trustees in connection with the acceptance or administration of the trust created by the indentures. (Section 607)

FOREIGN CURRENCY RISKS

        Debt securities of a series may be denominated in, or have payments payable in, foreign currencies or currency units. This will be described in the related prospectus supplement.

U.S. Residents
        This prospectus does not describe all risks of an investment in debt securities that result from those debt securities being denominated in, or having payments payable in, a currency or currency unit other than US dollars. We call those debt securities "foreign currency debt securities".

        You should consult your own financial and legal advisors to obtain advice regarding the risks that you may face if you invest in debt securities that are denominated in, or have payments payable in, a currency or currency unit other than US dollars. You should also obtain advice as to any matters that may affect the purchase or holding of such a debt security or the receipt of payments of principal of, and any premium and interest on, a debt security in a foreign currency. Debt securities denominated in, or having payments payable in, a currency or currency unit other than US dollars are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Non-U.S. Residents
        The information contained in this section is directed to residents of the United States. We disclaim any responsibility to advise you if you are a resident of a country other than the United States regarding any risk or other matters that may affect the purchase or holding of a debt security denominated in, or having payments payable in, a currency or currency unit other than the currency or currency unit of your home country. You should consult your own financial and legal advisors for advice regarding those matters.

        Unless otherwise indicated in the related prospectus supplement, a foreign currency debt security will not be sold in or to a resident of the country of the currency or currency unit in which that debt security is denominated.

Exchange Rates and Exchange Controls

        An investment in a foreign currency debt security entails significant risks that do not apply to a similar investment in a debt security denominated, or in respect of which payments of the principal of, and any premium or interest on, are payable, in US dollars. These risks include the possibility of:

  •
  significant changes in the rate of exchange between the US dollar and the currency or currency unit in which the debt security is denominated or the currency or currency unit in which payments on that debt security will be made; and

  •
  the imposition or modification of foreign exchange controls by either the United States or foreign governments.

        These risks depend upon factors beyond our control, such as economic and political events and the supply of and demand for the currency or currency unit in which payments on that debt security will be made.

        In recent years, rates of exchange between the US dollar and some foreign currencies have been very volatile. This volatility may be expected to continue in the future. Past fluctuations in any particular exchange rate, however, would not necessarily indicate whether fluctuations will occur in the exchange rate during the term of the foreign currency debt security.

        Depreciation of the foreign currency or currency unit in which a particular debt security is denominated against the US dollar would result in:

  •
  a decrease in the US dollar-equivalent yield of that debt security;

  •
  a decrease in the US dollar-equivalent value of the principal repayable at maturity of that debt security; and

  •
  generally, a decrease in the US dollar-equivalent market value of that debt security.

        Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to the Maturity of the foreign currency debt security. The imposition of exchange controls could affect the exchange rates and/or the availability of a foreign currency at the time for payment of the principal of, or any premium or interest on, that debt security. Even if no such exchange controls are imposed, it is possible that the currency would not be available for the payment of the principal of, and any premium and interest on, that debt security at its Maturity due to circumstances beyond our control.

Judgments

        In the event that a law suit based on foreign currency debt securities were commenced in a U.S. court, we believe it is likely that court would grant any judgment relating to those foreign currency debt securities only in US dollars. It is not clear, however, whether, in granting judgment, the rate of conversion into US dollars would be determined with reference to the date of default, the date the judgment is rendered or some other date.

        Holders of foreign currency debt securities would be responsible for the risk of changes in the exchange rate between foreign currency and US dollars between the time the judgment is calculated and the time the relevant trustee under the relevant indenture converts the foreign currency into US dollars for payment of the judgment. A state court in New York rendering a judgment on a foreign currency debt security is required by law to render its judgment in the foreign currency in which the debt security is denominated. The judgment would then be converted into US dollars at the exchange rate prevailing on the date of entry of the judgment.

TAXATION

        The following statements with respect to taxation are only general summaries and are based on our advice. Prospective purchasers of debt securities should consult their own tax advisors concerning the consequences, in their particular circumstances, under United States and Australian federal and state tax laws, and the laws of any other taxing jurisdiction, of the ownership of debt securities.

Australian Taxation

        In the opinion of Allens Arthur Robinson, our Australian taxation legal counsel, the following statements represent a general summary of the Australian taxation position. References in this opinion to "the Act" means a reference to the Australian Income Tax Assessment Act of 1936.

  United States Residents Other Than Those Operating Through A Permanent Establishment in Australia

  Interest Withholding Tax

        Interest (or an amount in the nature of interest or which could reasonably be regarded as having been converted into a form that is in substitution for interest that is payable on the debt securities) is exempt from Australian withholding tax under section 128F of the Act if debt securities are issued and interest is paid on the debt securities by an Australian resident company and if a "public offer" test is satisfied. The public offer test is satisfied if the debt securities are issued as a result of being offered for issue:

  (a)
  to at least 10 persons each of whom:

  (1)
  was carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and

  (2)
  is not known or suspected by us to be an associate (as defined in section 128F of the Act) of any of the other persons; or

  (b)
  to at least 100 person whom it is reasonable for us to regard as having acquired instruments similar to debt securities in the past or being likely to acquire debt securities; or

  (c)
  as a result of being accepted for listing on a stock exchange outside of Australia, where we have entered into an agreement with a dealer, manager or underwriter in relation to the placement of the debt securities requiring us to seek such a listing; or

  (d)
  as a result of negotiations being initiated publicly in electronic form, or in another form, that is used by financial markets for dealing in instruments similar to the debt securities; or

  (e)
  to a dealer, manager or underwriter in relation to the placement of debt securities who, under an agreement with us, offered the debt securities for sale within 30 days in a way covered by any of paragraphs (a) to (d) above.

        In relation to the issue of a global security, the "public offer" test will be satisfied if the global security falls within the definition of "global bond" set out in section 128F(10) of the Act. Generally, this will be the case if the following requirements are satisfied:

  (a)
  the global security describes itself as a global bond or a global note; and

  (b)
  it is issued to a clearing house (as defined in section 128F(9) of the Act) or to a person as trustee or agent for, or otherwise on behalf of, one or more clearing houses; and

  (c)
  in connection with the issue of the global security, the clearing house or houses confer rights in relation to the global security on other persons and will record the existence of the rights; and

  (d)
  before the issue of the global security, we or a dealer, manager or underwriter, in relation to placement of debentures, on our behalf, announces that, as a result of the issue, such rights will be able to be created; and

  (e)
  the announcement is made in a way or ways covered by any of paragraphs (a) to (e) of section 128F(3) of the Act (reading a reference in those paragraphs to "debenture" as if it were a reference to the rights referred to in paragraph (d) above and a reference to the "company" as if it included a reference to the dealer, manager or underwriter); and

  (f)
  under the terms of the global security, interests in the global security are able to be surrendered, whether or not in particular circumstances, in exchange for other debentures issued by us, that are not themselves global securities.

        The public offer test is not satisfied if at the time of the issue we know, or had reasonable grounds to suspect, that the debt securities or an interest in the debt securities was being, or would later be, acquired directly or indirectly by an "offshore associate" (as defined below) of us (acting other than in the capacity of a dealer, manager or underwriter in relation to the placement of the debt securities or a clearing house, custodian, funds manager or responsible entity of a registered scheme within the meaning of the Australian Corporations Act 2001)

        An "offshore associate" for the above purposes means an "associate" (as defined in section 128F(9) of the Income tax Assessment Act 1936 of Australia) of us that is either a non-resident of the Commonwealth of Australia who does not acquire the debt securities in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires the debt securities in carrying on a business at or through a permanent establishment outside of Australia.

        If we are compelled by law at any time to withhold or deduct an amount in respect of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the Commonwealth of Australia or any authority in Australia having the power to tax, we will, subject to certain exceptions set out under the heading "Payments of Additional Amounts" in this prospectus, pay such additional amount as will result in the payment to the holder concerned of the sum which would otherwise have been payable on the debt securities.

        Subject to compliance with the requirements of section 128F of the Act referred to above, payments of principal and interest (or amounts in the nature of interest or which could reasonably be regarded as having been converted into a form that is in substitution for interest payable on the debt securities) to a holder of a debt security who:

  (a)
  is a non-resident of Australia

  (b)
  during the taxable year has not carried on business at or through a permanent establishment within Australia; and

  (c)
  is not our "offshore associate" (as defined below)(other than our "offshore associate" receiving payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme) or, if the holder is such an offshore associate to us, we did not know this or have reasonable grounds to suspect it, will not be subject to Australian income tax.

        An "offshore associate" for the above purposes means an associate (as defined in section 128F(9) of the Income Tax Assessment Act 1936 of Australia) of us that is either a non-resident of the Commonwealth of Australia which does not receive payment in respect of the debt securities in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that receives payments in respect of the debt securities in carrying on a business at or through a permanent establishment outside of Australia.

  Taxes or Gains

        A holder of a debt security who is a non-resident of Australia and who during the taxable year has not carried on business at or through a permanent establishment within Australia will not be subject to Australian income or capital gains tax on gains realized during that year on sale or redemption of debt securities, provided such gains do not have an Australian source. A gain arising on the sale of a debt security by a non-Australian resident holder to another non-Australian resident where the debt security is sold outside Australia and all negotiations and documentation are conducted and executed outside Australia would not be regarded as having an Australian source.

  Death Duties

        The debt securities will not be subject to death, estate or succession duties imposed by Australia or by an instrumentality of or in Australia, if held outside Australia at the time of death.

  Stamp Duties

        No ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue of the debt securities or the transfer of the debt securities outside Australia.

  Non-residents of Australia Other Than Those Operating Through a Permanent Establishment in Australia

        With regard to interest withholding tax, taxes or gains, death duties and stamp duties, refer to the comments made in the preceding subsection entitled "United States Residents Other Than Those Operating Through a Permanent Establishment in Australia".

  Residents of Australia and Non-residents Operating Through a Permanent Establishment in Australia

        The following summary applies to holders of debt securities who are tax resident in Australia or are non-residents of Australia who carry on business in Australia through a permanent establishment to which the holding of such debt securities or an interest therein is attributable or effectively connected (within the meaning of applicable Australian tax legislation and double-taxation agreements).

        Such holders of debt securities will be required to include interest in their assessable income. The time of inclusion will depend upon the nature of the holder's business. Certain taxpayers are required to include interest on a daily accruals basis as it accrues. Others need only do so upon receipt.

        Holders of debt securities who acquire notes issued at a discount to their face value may be subject to tax on that discount on an accruals basis over the life of the note. Accruals taxation may also apply to certain interest payments where the period to which the interest relates exceeds one year. Holders of debt securities will be subject to Australian income tax on gains realized on the sale or redemption of the debt securities.

        Subject to certain statutory exceptions, tax will be required to be deducted from payments to holders who are Australian residents, or non-residents who hold the debt securities or an interest in them as part of a business carried on in Australia through a permanent establishment, or as part of an enterprise carried on in Australia unless the holder of the debt securities provides the issuer with a tax file number, Australian Business Number or proof of an appropriate exemption.

        With regard to death duties and stamp duties, refer to the comments made in the preceding subsection entitled "United States Residents Other Than Those Operating Through a Permanent Establishment in Australia".

United States Taxation

        This section describes the material United States federal income tax consequences to United States holders, as defined below, of owning the debt securities and is the opinion of Sullivan & Cromwell LLP, our United States tax counsel.

        You are a United States holder if you are a beneficial owner of a debt security and you are:

  •
  a citizen or resident of the United States:

  •
  a domestic corporation;

  •
  an estate whose income is subject to United States federal income tax regardless of its source; or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        It applies to you only if you hold your debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  a dealer in securities or currencies;

  •
  a trader in securities that elects to use a mark-to market method of accounting for your securities holdings;

  •
  a bank;

  •
  a life insurance company;

  •
  a tax exempt organization;

  •
  a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

  •
  a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or

  •
  a person whose functional currency for tax purposes is not the US dollar.

        This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

        Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

  Payments of Interest

        Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below

under "Original Issue Discount    General", you will be taxed on any interest on your debt security, whether payable in US dollars or a foreign currency, including a composite currency or basket of currencies other than US dollars, as ordinary income at the time you receive the interest or when it accrues depending on your method of accounting for tax purposes.

        Interest paid by us on debt securities and any original issue discount accrued with respect to the debt securities, described below under "Original Issue Discount", constitutes income from sources outside the United States. However, with certain exceptions, such income will be "passive" or "financial services" income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

  Cash Basis Taxpayers

        If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the US dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into US dollars.

  Accrual Basis Taxpayers

        If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

        If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into US dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

        When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into US dollars.

  Original Issue Discount

  General

        If you own a debt security other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security's stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security's issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security's stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated

interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under "    Variable Rate Debt Securities".

        In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under "—Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security's de minimis original issue discount by a fraction equal to:

  •
  the amount of the principal payment made

divided by

  •
  the stated principal amount of the debt security.

        Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

        You can determine the amount of OID allocable to an accrual period by:

  •
  multiplying your discount debt security's adjusted issue price at the beginning of the accrual period by your discount debt security's yield to maturity; and then

  •
  subtracting from this figure the sum of the payments of qualified stated interest on your discount debt security allocable to the accrual period.

        You must determine the discount debt security's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security's adjusted issue price at the beginning of any accrual period by:

  •
  adding your discount debt security's issue price and any accrued OID for each prior accrual period; and then

  •
  subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

        If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

        The amount of OID allocable to the final accrual period is equal to the difference between:

  •
  the amount payable at the maturity of your discount debt security, other than any payment of qualified stated interest; and

  •
  your discount debt security's adjusted issue price as of the beginning of the final accrual period.

  Acquisition Premium

        If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security's adjusted issue price, as determined above under "General", the excess is acquisition premium. If you do not make the election described below under "Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by a fraction equal to:

  •
  the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

  •
  the excess of the sum of all amounts payable (other than qualified stated interest) on the debt security after the purchase date over the adjusted issue price of the debt security

  Pre-Issuance Accrued Interest

        An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

  •
  a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

  •
  the first stated interest payment on your debt security is to be made within one year of your debt security's issue date; and

  •
  the payment will equal or exceed the amount of pre-issuance accrued interest.

        If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

  Debt Securities Subject to Contingencies Including Optional Redemption

        Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

  •
  the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

  •
  one of such schedules is significantly more likely than not to occur.

        If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

        Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and, in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security. If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

        If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security's adjusted issue price on that date.

  Election to Treat All Interest as Original Issue Discount.

        You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under "General", with the modification described below. For the purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under "Debt Securities Purchased at a Premium", or acquisition premium.

        If you make this election for your debt security then, when you apply the constant-yield method:

  •
  the issue price of your debt security will equal your cost;

  •
  the issue date of your debt security will be the date you acquired it; and

  •
  no payments on your debt security will be treated as payments of qualified stated interest.

        Generally, this election will apply only to the debt security for which you make it; however, if the debt security for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under "Market Discount" to include market discount in income currently over the life of all debt instruments that you currently hold or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

  Variable Rate Debt Securities

        Your debt security will be a variable rate debt security if:

  •
  your debt security's issue price does not exceed the total non-contingent principal payments by more than the lesser of:

  (1)
  .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

  (2)
  15 percent of the total noncontingent principal payments; and

  •
  your debt security provides for stated interest, compounded or paid at least annually, only at:

  (1)
  one or more qualified floating rates,

  (2)
  a single fixed rate and one or more qualified floating rates,

  (3)
  a single objective rate, or

  (4)
  a single fixed rate and a single objective rate that is a qualified inverse floating rate.

        Your debt security will have a variable rate that is a qualified floating rate if:

  •
  variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

  •
  the rate is equal to such a rate multiplied by either:

  (1)
  a fixed multiple that is greater than 0.65 but not more than 1.35, or

  (2)
  a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

  •
  the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

        Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

        Your debt security will have a variable rate that is a single objective rate if:

  •
  the rate is not a qualified floating rate;

  •
  the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

  •
  the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security's term.

        An objective rate as described above is a qualified inverse floating rate if:

  •
  the rate is equal to a fixed rate minus a qualified floating rate; and

  •
  the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

        Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either;

  •
  the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

  •
  the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

        In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using in the case of for a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

        If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

  •
  determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

  •
  constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

  •
  determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

  •
  adjusting for actual variable rates during the applicable accrual period.

        When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

        If your variable debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

  Short-Term Debt Securities

        In general, if you are an individual or other cash basis Unites States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

        When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security including stated interest, in your short-term debt security's stated redemption price at maturity.

  Foreign Currency Discount Debt Securities

        If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into US dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "United States Holders Payments of Interest". You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

  Market Discount

        You will be treated as if you purchased your debt security, other than a short-term debt security at a market discount, and your debt security will be a market discount debt security if:

  •
  you purchase your debt security for less than its issue price as determined above under "Original Issue Discount—General"; and

  •
  the debt security's stated redemption price at maturity or, in the case of a discount debt security the revised issue price, exceeds the price you paid for your debt security by at least 1/4 of 1% of your debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

        If your debt security's stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

        You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

        You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

  Debt Securities Purchased at a Premium

        If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security's yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also "Original Issue Discount—Election to Treat All Interest as Original Issue Discount".

  Purchase, Sale and Retirement of the Debt Security

        Your tax basis in your debt security will generally be the US dollar cost, as defined below, of your debt security, adjusted by:

  •
  adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

  •
  subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce the interest on your debt security.

        If you purchase your debt security with foreign currency, the US dollar cost of your debt security will generally be the US dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the US dollar cost of your debt security will be the US dollar value of the purchase price on the settlement date of your purchase.

        You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the US dollar value of such amount on:

  •
  the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulations;

  •
  the date of disposition, if you are an accrual basis taxpayer; or

  •
  the settlement date for the sale, if you are a cash basis taxpayer, or an accrual basis tax payer that so elects, and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.

        You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

  •
  described above under "—Original Issue Discount—Short-Term Debt Securities" or "—Market Discount",

  •
  attributable to accrued but unpaid interest,

  •
  the rules governing contingent payment obligations apply, or

  •
  attributable to changes in exchange rates as described below.

        Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2009 will generally be taxed at a maximum rate of 15% where the property is held for more than one year.

        You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

  Exchange of Amounts in Other Than US dollars

        If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its US dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis to equal to the US dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for US dollars, any gain or loss recognized generally will be ordinary income or loss.

  Indexed Debt Securities, Renewable and Extendible Debt Securities and Amortizing Debt Securities

        The applicable prospectus supplement or pricing supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations, which are not subject to the rules governing variable rate debt securities and with respect to any renewable and extendible debt securities and with respect to any debt securities providing for the periodic payment of principal over the life of the debt security.

  Treasury Regulations Requiring Disclosure of Reportable Transactions

        Recently-promulgated Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss equals or exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

  Backup Withholding and Information Reporting

        If you are a noncorporate United States holder, information reporting requirements, on

Internal Revenue Service Form 1099, generally will apply to:

  •
  payments of principal, any premium and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

  •
  the payment of the proceeds from the sale of a debt security effected at a United States office of a broker.

        Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and certain documentation requirements are met or you otherwise establish an exemption.

        In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and certain documentation requirements are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

PLAN OF DISTRIBUTION

        We may sell debt securities to or through underwriters, and also may sell debt securities directly to other purchasers or through agents. These underwriters may also act as agents.

        The prospectus supplement relating to any offering will identify or describe:

  •
  any underwriter, dealers or agents;

  •
  their compensation;

  •
  the net proceeds to us of the relevant offering;

  •
  the purchase price of the debt securities;

  •
  the initial public offering price of the debt securities; and

  •
  any exchange on which the debt securities will be listed.

Underwriters

        If we use underwriters for the sale of debt securities, they will acquire the debt securities for their own account. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters' obligations to purchase the debt securities, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of such debt securities.

        Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

        If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases of the debt securities during the term of their appointment to sell debt securities on a continuing basis.

Direct Sales

        We may also sell debt securities directly without using agents, underwriters or dealers.

Securities Act; Indemnification

        Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts and commissions they receive from us and any profit on their resale of debt securities may be treated as underwriting discounts and commissions under the Securities Act. Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

        In the event that we do not list debt securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in our debt securities, but will have no obligation to do so. Any market making may be discontinued at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

        Some of the underwriters or agents and their affiliates that may be named in a supplement to this prospectus may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

VALIDITY OF DEBT SECURITIES

        The validity of the offered debt securities will be passed upon for us by Sullivan & Cromwell, New York, New York as to certain matters of New York law. The validity of the offered debt securities will be passed upon for us by Allens Arthur Robinson as to certain matters of Australian law. Sidley Austin Brown & Wood LLP will act as counsel for the underwriters or agents.

EXPERTS

        Our consolidated financial statements as of September 30, 2002 and 2003 and for each of the three years in the three year period ended September 30, 2003 have been incorporated in this prospectus by reference to our 2003 annual report on Form 20-F in reliance upon the report of KPMG, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

EXPENSES

        The following are the expenses estimated to be incurred by us in connection with the issuance and distribution of the debt securities registered under this registration statement.

Securities and Exchange Commission registration fee	US$	126,700
Printing and engraving expenses		12,000
Legal fees and expenses		100,000
Accounting fees and expenses		5,000
Trustee's fees and expenses		5,000

Total	US$	248,700

        All amounts are estimated, except the Securities and Exchange Commission registration fee.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are an Australian corporation with limited liability. All of our directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of our assets and the assets of those non-resident persons are located outside the United States. As a result, you may not be able to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in U.S. courts predicted upon civil liability provisions of the Federal securities laws of the United States. We have been advised by our Australian counsel, Allens Arthur Robinson, that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. Federal securities laws are enforceable in Australia.

        We have expressly submitted to the jurisdiction of New York State and United States Federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of or based on the debt securities offered in this prospectus. We have appointed our Country Head, USA, Australia and New Zealand Banking Group Limited, 1177 Avenue of the Americas, 6th Floor, New York, New York 10036 as our agent upon whom process may be served in any action relating to this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports and other information with the SEC. You may read and copy any documents we file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also access information filed by us after November, 2002 on the Internet via the SEC's EDGAR system at http://www.sec.gov.

        This prospectus is part of a registration statement that we have filed with the SEC, file number 333- [            ]. As exhibits to the registration statement, we have also filed the indentures and our constitution. You can obtain the full registration statement from the SEC or from us. We will provide the trustees for our debt securities with our annual reports, which will include a description of operations, and our annual audited consolidated financial statements prepared in accordance with Australian GAAP. Upon receipt, the trustees will mail the reports to all record holders of the debt securities. In addition, we will provide the trustees with all notices of meetings at which holders of debt securities are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities.

INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC that is identified as being incorporated into the prospectus after the date of this prospectus will automatically update and supercede this prospectus.

        We will incorporate by reference the document listed below, which was filed with the SEC under the Securities Exchange Act of 1934:

  •
  Annual Report on Form 20-F for the fiscal year ended September 30, 2003.

        We will also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended until we terminate all offerings contemplated by this prospectus. In addition, we will incorporate by reference some future reports on Form 6-K, but only to the extent indicated in those reports.

        You may request a copy of any filings referred to above, excluding exhibits, at no cost by contacting us at the following address:

  c/o Country Head, USA,
  Australia and New Zealand
  Banking Group Limited,
  1177 Avenue of the Americas, 6th Floor,
  New York, New York 10036,
  (212) 801-8800.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

        Except as set forth below, there are no other provisions in our Constitution or any contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

        Our Constitution provides that subject to the provisions of and so far as may be permitted by the Australian Corporations Act 2001, the Registrant may indemnify every director (whether past or present), secretary, employee or auditor against all costs, charges, losses, expenses, damages and liabilities incurred by him in the execution and discharge of his duties or in relation thereto may make a payment in respect of costs incurred by a director, secretary, employee or auditor of the Registrant in defending an action for any costs, charges, losses, expenses, damages or liabilities incurred by him in execution or discharge of his duties or may also enter into or pay the premiums on a contract of insurance of any person.

        Section 199A of the Australian Corporations Act 2001 prohibits us (or a related body corporate (as defined in section 9 of the Australian Corporations Act 2001)) from:

(a)    exempting a person who has been an officer or auditor of ours from a liability (except legal costs) owed to us which was incurred as an officer or auditor of us; or

(b)    indemnifying a person who is or has been an officer or auditor of us (whether in an agreement or by a direct or indirect payment to that person) against a liability (except legal costs), incurred by that person as such an officer or auditor, if that liability is:

  •
  owed to us or a related body corporate of us;

  •
  under certain monetary penalty or compensation orders made by a court against that person for a breach of the Australian Corporations Act 2001; or

  •
  owed to someone other than us or a related body corporate of us and did not arise out of conduct in good faith; or

(c)    indemnifying a person who is or has been an officer or auditor of us (whether in an agreement or by a direct or indirect payment to that person) against legal costs incurred by that person in defending an action for a liability incurred as an officer or auditor of us, if the costs are incurred:

  •
  in defending proceedings for a liability in respect of which we are prohibited from indemnifying that person;

  •
  in defending criminal proceedings where that person is found guilty;

  •
  in defending proceedings for a court order brought by the Australian Securities and Investments Commission or a liquidator of us, if the grounds for bringing the action are established; or

  •
  in connection with proceedings for relief to that person under the Australian Corporations Act 2001 where the court denies the relief.

        For the purposes of this section, "officer" is defined to include a director, secretary and executive officer.

        Under the terms of a deed, we agree to indemnify our directors, to the extent permitted by law (as set out above) and other qualifications, against all costs, expenses and liabilities incurred by them in their capacity as an officer of us or one of our wholly owned subsidiaries. This indemnification allows us to meet the relevant expenses in respect of any claim against any of our directors. The same deed requires us to use our best endeavors to insure our directors against such costs, expenses and liabilities as are outlined above. The insurance is to be maintained while the director holds office and for a period of 7 years thereafter. We are also required to pay the premium on the policy except to the extent prohibited by law (as set out above).

        Our Directors and executive officers of our subsidiaries are covered by directors' and officers' insurance which may provide indemnification against liability in some cases, up to the limits of the insurance coverage.

        Section 199B of the Australian Corporations Act 2001 prohibits us or a related body corporate from paying, or agreeing to pay, a premium in respect of a contract insuring a current or former officer or auditor of the Registrant against a liability (other than for legal costs) arising out of conduct involving a wilful breach of duty in relation to us or the improper use by that person of:

  •
  his position as such as officer or auditor; or

  •
  information acquired by virtue of his position as such as officer or auditor,

to gain an advantage for himself or for any other person or to cause detriment to the Registrant. Again, "officer" is defined to include a director, secretary or executive officer.

        Section 199C of the Australian Corporations Act 2001 renders anything which purports to insure or indemnify a person against such a liability or exempt them from any liability, void to the extent that the provisions of clauses 199A and 199B of the Australian Corporations Act 2001 (set out above) are contravened.

Item 9. Exhibits

Number	Description
1.1	Form of Underwriting Agreement. (Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form F-3 (Registration No. 33-73440)).
1.2	Form of U.S. Distribution Agreement. (Incorporated by reference to Exhibit 1.2 to the Registrant's Registration Statement on Form F-3 (Registration No. 333-414)).
1.3
Form of Amendment No. 1 to the U.S. Distribution Agreement dated March 21, 1997. (Incorporated by reference to Exhibit 1.3 to the Registrant's Registration Statement on Form F-3 (Registration No. 333-8572).
1.4
Form of Amendment No. 2 to the U.S. Distribution Agreement dated May 29, 1998. (Incorporated by reference to Exhibit 1.4 to the Registrant's Registration Statement on Form F-3 (Registration No. 333-8572).
1.5	Form of Amendment No. 3 to the U.S. Distribution Agreement*.
4.1
Form of Senior Indenture (including form of Senior Debt Security) (the "Senior Indenture") from the Registrant to The First National Bank of Chicago, as Senior Trustee. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form F-3 (Registration No. 333-414)).
4.1A	Form of First Supplemental Indenture to the Senior Indenture. (Incorporated by reference to Exhibit 4.1A to the Registrant's Registration Statement on Form F-3 (Registration No. 333-8572)).
4.1B	Form of Second Supplemental Indenture to the Senior Indenture.†
4.2
Form of Subordinated Indenture (including form of Subordinated Debt Security) (the "Subordinated Indenture") from the Registrant to The Bank of New York, as Subordinated Trustee. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form F-3 (Registration No. 33-73440)).
4.2A	Form of First Supplemental Indenture to the Subordinated Indenture. (Incorporated by reference to Exhibit 4.2A to the Registrant's Registration Statement on Form F-3 (Registration No. 333-8572)).
4.2B	Form of Second Supplemental Indenture to the Subordinated Indenture.†
4.3	Form of Senior Fixed Medium-Term Note.†
4.4	Form of Senior Floating Medium-Term Note.†
4.5	Form of Subordinated Fixed Medium-Term Note.†
4.6	Form of Subordinated Floating Medium-Term Note.†
5.1	Opinion of Allens Arthur Robinson as to the validity of the Debt Securities (Australian Law).†
5.2	Opinion of Sullivan & Cromwell as to the validity of the Debt Securities (New York Law).†
8.1	Opinion of Allens Arthur Robinson as to certain Australian tax matters. †
8.2	Opinion of Sullivan & Cromwell as to certain United States tax matters.†
12.	Calculation of Ratio of Earnings to Fixed Charges.†

23.1	Consent of KPMG.†
23.2	Consent of Allens Arthur Robinson (included in Exhibits 5.1 and 8.1).
23.3	Consent of Sullivan & Cromwell (included in Exhibits 5.2 and 8.2).
24.	Powers of Attorney (included on pages II-7 and II-8).
25.1
Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago on Form T-1. (Incorporated by reference to Exhibit 26.1 to the Registrant's Registration Statement on Form F-3 (Registration No. 333-414)).
25.2
Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York on Form T-1. (Incorporated by reference to Exhibit 26 to the Registrant's Registration Statement on Form F-3 (Registration No. 33-73440)).

*
To be filed by Form 6-K and incorporated by reference into this registration statement.
†
Filed herewith.

Item 10. Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made of the debt securities registered hereby, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC and which are incorporated by reference in this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F, at the start of any delayed offering or throughout a continuous offering.

        The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinions of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Commonwealth of Australia, on February 25, 2004.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By:	/s/ PETER RALPH MARRIOTT Name: Peter Ralph Marriott Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on February 25, 2004.

        Each person whose signature appears below authorizes John McFarlane, Peter Ralph Marriott, Scott McInnis and Judith Susan Downes and each of them, as attorneys-in-fact, to sign any amendment, including post-effective amendments, to this registration statement or any related registration statement on his or her behalf, individually and in each capacity stated below, and to file any such amendment or related registration statement.

Name	Title

/s/ CHARLES BARRINGTON GOODE Charles Barrington Goode	Chairman
/s/ JOHN MCFARLANE John McFarlane	Chief Executive Officer (principal executive officer)
/s/ GREGORY JOHN CLARK Gregory John Clark	Director
/s/ JOHN CHRISTIAN DAHLSEN John Christian Dahlsen	Director
/s/ DR. RODERICK SHELDON DEANE Dr. Roderick Sheldon Deane	Director
/s/ JEREMY KITSON ELLIS Jeremy Kitson Ellis	Director

/s/ DAVID MICHAEL GONSKI David Michael Gonski	Director
/s/ MARGARET ANNE JACKSON Margaret Anne Jackson	Director
/s/ DR. BRIAN WALTER SCOTT Dr. Brian Walter Scott	Authorized Representative in the United States
/s/ SCOTT MCINNIS Scott McInnis	Chief Financial Officer (principal financial officer)
/s/ PETER RALPH MARRIOTT Peter Ralph Marriott	General Manager, Accounting (principal accounting officer)
/s/ JUDITH SUSAN DOWNES Judith Susan Downes	Director

Exhibits		Sequential page number
1.1	Form of Underwriting Agreement. (Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form F-3 (Registration No. 33-73440).
1.2	Form of U.S. Distribution Agreement. (Incorporated by reference to Exhibit 1.2 to the Registrant's Registration Statement on Form F-3 (Registration No. 333-414)).
1.3
Form of Amendment No. 1 to the U.S. Distribution Agreement dated March 21, 1997. (Incorporated by reference to Exhibit 1.3 to the Registrant's Registration Statement on Form F-3 (Registration No. 333-8572).
1.4
Form of Amendment No. 2 to the U.S. Distribution Agreement dated May 29, 1998. (Incorporated by reference to Exhibit 1.4 to the Registrant's Registration Statement on Form F-3 (Registration No. 333-8572).
1.5	Form of Amendment No. 3 to the U.S. Distribution Agreement*.
4.1
Form of Senior Indenture (including form of Senior Debt Security) (the "Senior Indenture") from the Registrant to The First National Bank of Chicago, as Senior Trustee. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form F-3 (Registration No. 333-414)).
4.1A	Form of First Supplemental Indenture to the Senior Indenture. (Incorporated by reference to Exhibit 4.1A to the Registrant's Registration Statement on Form F-3 (Registration No. 333-8572)).
4.1B	Form of Second Supplemental Indenture to the Senior Indenture. †
4.2
Form of Subordinated Indenture (including form of Subordinated Debt Security) (the "Subordinated Indenture") from the Registrant to The Bank of New York, as Subordinated Trustee. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form F-3 (Registration No. 33-73440)).
4.2A	Form of First Supplemental Indenture to the Subordinated Indenture. (Incorporated by reference to Exhibit 4.2A to the Registrant's Registration Statement on Form F-3 (Registration No. 333-8572)).
4.2B	Form of Second Supplemental Indenture to the Subordinated Indenture.†
4.3	Form of Senior Fixed Medium-Term Note.†
4.4	Form of Senior Floating Medium-Term Note.†
4.5	Form of Subordinated Fixed Medium-Term Note.†
4.6	Form of Subordinated Floating Medium-Term Note.†
5.1	Opinion of Allens Arthur Robinson as to the validity of the Debt Securities (Australian Law).†
5.2	Opinion of Sullivan & Cromwell as to the validity of the Debt Securities (New York Law).†
8.1	Opinion of Allens Arthur Robinson as to certain Australian tax.†
8.2	Opinion of Sullivan & Cromwell as to certain United States tax matters.†
12.	Calculation of Ratio of Earnings to Fixed Charges.†

23.1	Consent of KPMG.†
23.2	Consent of Allens Arthur Robinson (included in Exhibits 5.1 and 8.1).
23.3	Consent of Sullivan & Cromwell (included in Exhibits 5.2 and 8.2).
24.	Powers of Attorney (included on pages II-7 and II-8).
25.1
Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago on Form T-1. (Incorporated by reference to Exhibit 26.1 to the Registrant's Registration Statement on Form F-3 (Registration No. 333-414)).
25.2
Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York on Form T-1. (Incorporated by reference to Exhibit 26 to the Registrant's Registration Statement on Form F-3 (Registration No. 33-73440)).

*
To be filed by Form 6-K and incorporated by reference into this registration statement.

†
Filed herewith.

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TABLE OF CONTENTS
RISK FACTORS
ABOUT THIS PROSPECTUS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
FOREIGN CURRENCY RISKS
TAXATION
PLAN OF DISTRIBUTION
VALIDITY OF DEBT SECURITIES
EXPERTS
EXPENSES
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES